HOLLYER BRADY SMITH & HINES LLP
                                551 Fifth Avenue
                               New York, NY 10176

                               Tel: (212) 818-1110
                               FAX: (212) 818-0494


                                 August 29, 2002


To the Trustees of Tax-Free Fund For Utah

     We consent to the incorporation by reference into post-effective amendment No. 14 under the 1933 Act and No. 13 under the 1940 Act of our opinion dated October 29, 1997.


                            Hollyer Brady Smith & Hines LLP

                            /s/ William L.D. Barrett

                            William L.D. Barrett